Exhibit 23.1

11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7 Phone: 604. 714. 3600 Fax: 604. 714. 3669 Web: manningelliott.com
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated March 3, 2009 on the consolidated balance sheets of Uranerz Energy Corporation (the “Company”) as at December 31, 2008 and 2007 and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the three years in the period ended December 31, 2008 and accumulated from May 26, 1999 (Date of Inception) to December 31, 2008 and also on the effectiveness of internal control over financial reporting that are included in the Company’s Form 10-K for the year ended December 31, 2008, which is incorporated by reference in the Company’s Form S-3 Registration Statement and MJDS Prospectus filed with the United States Securities and Exchange Commission on July 9, 2009. We also consent to the reference to our firm under the caption “Experts”.
CHARTERED ACCOUNTANTS
Vancouver, Canada
July 9, 2009